ANTHONY
   &
SYLVAN
P O O L S
It's Where America Swims
[GRAPHIC OMITTED]
                                                                October 28, 2003


Dear Shareholder:

Anthony & Sylvan Pools Corporation is offering to buy shares from shareholders that own 99 or fewer common shares as of October 23, 2003. Anthony & Sylvan is offering to pay $4.00 per share. No fees or commissions will be assessed to shareholders electing to participate in this program.

If, as a result, Anthony & Sylvan has fewer than 300 shareholders of record, Anthony & Sylvan intends to terminate the registration of its common shares under the Securities Exchange Act of 1934 and become a private, non-reporting company. This means that we will no longer file periodic reports with the Securities and Exchange Commission, including, among other things, annual reports on Form 10-K and quarterly reports on Form 10-Q, and we will not be subject to the SECs proxy rules. In addition, our common shares will no longer be eligible for trading on the Nasdaq SmallCap Market.

To participate in this offer, you must complete and return the attached Acceptance Card by DECEMBER 11, 2003. Shareholders may sell their shares even if they have lost their stock certificate(s) and will not be assessed a loss fee.

Further details and the terms of the offer are included with this letter. An abbreviated Q&A section can be found on the reverse-side. If you have any further questions or would like additional information about Anthony & Sylvan or this offer, please refer to the enclosed offer to purchase or call the information agent, Georgeson Shareholder, toll-free, at 1-800-213-0475.

We believe that if we become a private, non-reporting company we will achieve substantial cost savings and be able to focus more of our time in managing and profitably growing the business. We will inform you of the results of our odd-lot tender offer and of our efforts to delist.

                                                Sincerely,

                                                /s/ STUART D. NEIDUS

                                                Stuart D. Neidus
Detach along perforation                        Chief Executive Officer
.................................................................................
ACCEPTANCE CARD FOR SELLING ANTHONY & SYLVAN POOLS CORPORATION COMMON SHARES
THIS CARD MUST BE RECEIVED IN GOOD ORDER BYDECEMBER11, 2003 AT:
ALPINE FIDUCIARYSERVICES, PO BOX 2065, SOUTH HACKENSACK, NJ  07606-9974,
ATTN:  CORPORATE ACTIONS DEPARTMENT
--------------------------------------------------------------------------------

I, the undersigned, owning 99 or fewer            Substitute Form W-9 - Under
shares of Anthony & Sylvan Pools                  penalties of perjury, I
Corporation, do hereby authorize the sale         certify that the number shown
of such shares as indicated.  I represent         below is my correct taxpayer
that I have full authority to sell the            identification number, that I
shares, that I have received the offer to         am not subject to backup
purchase detailing the terms and conditions       withholding, and that I am a
of the offer and that the purchaser will          U.S. person.  The Internal
acquire good and marketable title to my           Revenue Service does not
shares, free of liens, claims and encumbrances.   require your consent to any
I irrevocably appoint Alpine Fiduciary Services   other provision of this
as my paying agent. I also agree to the terms     document other than the
of the offer described in the offer to            certifications required to
purchase dated October 28, 2003 and I remove      avoid backup withholding:
any previous stops I have placed on such certificate(s).

                                                       PLEASE SIGN BELOW

                                               X________________________________
                                                      SIGNATURE OF OWNER
                                               X________________________________
                                                 SIGNATURE OF CO-OWNER, IF ANY

                                               ---------------------------------
                                               ***NOTICE FOR HOLDERS WHO HAVE
                                                 LOST THEIR CERTIFICATE(S)***
                                               If any certificate for your
                                               shares is not presented along
                                               with this signed Acceptance Card,
                                               the unpresented shares will be
                                               deemed lost and your signature
                                               above will acknowledge that you
                                               agree to the terms of the offer
                                               and conditions of the affidavit
                                               described on the back of this
                                               card.
                                               ---------------------------------
MY DAYTIME PHONE NUMBER IS (  )___________

                              QUESTIONS AND ANSWERS

1. How do I sell my Anthony & Sylvan      5.  When will I receive my money?
shares?
                                          Alpine Fiduciary Services, as
Simply sign and return the Acceptance     Depositary, will mail checks promptly
Card along with your certificate(s).      after the reciept of your acceptance
                                          card.  Please allow additional time
2. How much will Anthony & Sylvan pay     for the mail to reach you.
me for selling my shares?
                                          6.  What if I lost my stock
We will pay $4.00 for each common share   certificate(s) and wish to sell?
that is properly tendered by an eligible
holder. This price represents a 49%       If you sign the Acceptance Card and do
premium over $2.68, the weighted average  not submit your stock certificate, you
closing price of our common shares at     will still receive $4.00 for each
which trades were reported on the Nasdaq common share of Anthony & Sylvan Pools SmallCap Market for the period January 1, Corporation sold. No fee will be
2003 through October 24, 2003.  It also   assessed.
represents a 12% premium over the average
30 trading day closing price prior to the 7.  How much time do I have to
announcement of this offer.               participate?

3. Why is Anthony & Sylvan conducting     The offer will expire on DECEMBER 11,
this program?                             2003, unless extended.  Your
                                          authorization to participate is
We want to provide shareholders with      irrevocable and must be received in
small numbers of shares an economical     good order on or before that date.
means to sell their shares without        Acceptance Cards received after
incurring brokerage commissions.  We      5:00 p.m EST on December 11, 2003 may
also intend to terminate the              not be accepted or may fall under the
registration of our common shares         terms of any extension period.
under the Securities Exchange Act of
1934 if we have fewer than 300
shareholders of record as a result        If you need assistance, please call:
of this offer.  We expect to achieve
substantial savings by not having to
file periodic reports and proxy                  Georgeson Shareholder
materials with the SEC.

4. Do I have to sell my shares?
No.  This program is voluntary.            Toll Free Nationwide 1-800-213-0475


ANTHONY & SYLVAN POOLS CORPORATION RESERVES THE RIGHT TO EXTEND THE OFFER AT ANY TIME AS WELL AS THE RIGHT TO REJECT OR WAIVE ANY IRREGULARITIES OF ANY TRANSMITTAL NOT IN PROPER ORDER. THE PROGRAM IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM, ANY SHAREHOLDER IN ANY JURISDICTION IN WHICH THE PROGRAM WOULD NOT COMPLY WITH THE LAWS OF SUCH JURISDICTION. NEITHER ANTHONY & SYLVAN POOLS CORPORATION NOR GEORGESON SHAREHOLDER COMMUNICATIONS INC. MAKES ANY RECOMMENDATION AS TO YOUR PARTICIPATION IN THIS PROGRAM.

.................................................................................

  AFFIDAVIT FOR LOST STOCK CERTIFICATE(S) OF ANTHONY & SYLVAN POOLS CORPORATION

By signing the front of this Acceptance Card, I agree to the following: I am the lawful owner of the shares described on the front of this card. My missing certificate(s) has not been endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it and make this Affidavit for the purpose of inducing the transfer of the certificate(s) and the purchase of the shares represented thereby without the surrender of the certificate(s), and hereby agree to surrender the certificate(s) for transfer should I, at any time, find the certificate(s).


                           SIGN THE FRONT OF THIS CARD
         (C) 2003 COPYRIGHT OF GEORGESON SHAREHOLDER COMMUNICATIONS INC.